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                                                                    EXHIBIT 99.2


  The estimated expenses incurred by the Company in connection with its issuance and distribution of the Notes are set forth in the following table:

              SEC Registration Fee*                    $ 55,600
              NYSE Listing Fee                               --
              Blue Sky Fees and Expenses                     --
              Printing and Engraving Costs               25,000
              Rating Agencies' Fees                          --
              Accounting Fees and Expenses               12,500
              Legal Fees and Expenses                    20,000
              Trustee and Registrar Fees                  3,000
              Miscellaneous                               3,900
                                                       ========
  Total                                                $120,000

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* On February 5, 1999, the Company filed with the Securities and Exchange
  Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $1.4 billion of various securities. In connection with the filing of such Registration Statement, the Company applied funds previously paid to the Commission to cover the registration fee of $389,200. Because the Notes were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the Notes.